Exhibit 10.1

AMENDMENT TO
EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated as of July 28, 2010 between ANADIGICS, Inc. (the “Corporation”) and Greg White (the “Executive”).

WHEREAS, the Corporation and the Executive are parties to an Employment Agreement dated November 13, 2009 (the “Agreement);

WHEREAS, the Corporation and the Executive wish to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Corporation and the Executive hereby agree as follows:

1.           Section 3(a) of the Agreement shall be amended to read in its entirety as follows:

“3. (a) In the event of a “Change in Control” (as defined in Annex A hereto) which results, within six months following the Change in Control, in either the involuntary termination without Cause of your employment with the Corporation or your voluntary resignation from the Corporation due to a material reduction in responsibilities and duties associated with your position, or material reduction in compensation (base salary, plus bonus at target) without your prior express written consent, the Corporation agrees that following such termination you shall receive; subject to the notice requirement and the Corporation’s cure right set forth below (w) an amount equal to (i) twelve months of base salary (payable in equal bi-weekly installments),  (ii) payment of  the annual bonus at 100% of target (paid at the Corporations’ regular scheduled bonus payment dates); and (iii) payment of the annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period; provided that no such payments under clauses (i)-(iii) above shall be made prior to the 60th day following the date of termination under this Agreement; (x) continuation of all current medical and dental insurance benefits until the first to occur of one year from the date of termination of employment under this Agreement or the commencement of employment at another employer offering similar benefits; (y) executive outplacement services for up to six months; and (z) immediate vesting of all stock options and shares of restricted stock previously or hereafter granted under any stock or stock option plan of the Corporation, to the extent such stock options or shares of restricted stock have been earned (if performance based) and not vested as of such date; any such options shall continue to be exercisable for six (6) months following the date of involuntary or voluntary termination of employment under this Agreement as described above, but not beyond the original term of the option.  It shall be a condition precedent to your right to voluntarily terminate your employment pursuant to this Section 3(a) that you shall first have given the Corporation written notice that an event or condition set forth herein has occurred within ninety (90) days after such occurrence, and any failure to give such written notice within such period will result in a waiver by you of your right to terminate as a result of such event or condition.  If a period of thirty (30) days from the giving of such written notice elapses without the Corporation having effectively cured or remedied such event or condition during such 30-day period, you will have the right to voluntarily resign from the Corporation, provided that the termination of your employment due to such event or condition must occur not later than six months following the Change in Control.”

2.           Section 3(b) of the Agreement shall be amended to read in its entirety as follows:

“(b) In the event your employment with the Corporation is terminated without “Cause” (as defined below) at any time by the Corporation prior to the Termination Date, absent the occurrence of a Change in Control, the Corporation agrees that following such termination, you shall receive (i) an amount equal to six months of base salary (payable in equal bi-monthly installments) and payment of the semi-annual bonus at 100% of target (paid at the Corporation’s regular scheduled semi-annual bonus payment date) and (ii) the benefits set forth in clauses (x), (y) and (z) in Section 3(a) above.”

3.           Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

4.           This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

ANADIGICS, INC.

By:  __________________________________

Printed name:

Title:

______________________________________

Greg White